THIRTEENTH AMENDMENT TO THE EXPENSE LIMITATION AGREEMENT

This Thirteenth Amendment (this “Amendment”), effective February 26, 2024, is made to the Expense Limitation Agreement by and between Empower Funds, Inc. (“Empower Funds”) and Empower Capital Management, LLC (the “Adviser”).

WHEREAS, Empower Funds and Adviser are parties to an Expense Limitation Agreement, dated May 1, 2017, as amended (the “Agreement”) with respect to the funds included in Schedule A attached hereto; and

WHEREAS, pursuant to Section 3.4 of the Agreement, Empower Funds and Adviser desire to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, Empower Funds and Adviser agree as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through duly authorized officers as of the Effective Date.

EMPOWER CAPITAL MANAGEMENT, LLC

By:	/s/ Jonathan D. Kreider
Name: Jonathan D. Kreider
Title: President & Chief Executive Officer

EMPOWER FUNDS, INC

By:	/s/ Kelly B. New
Name: Kelly B. New
Title: Chief Financial Officer & Treasurer

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SCHEDULE A

TO THE

EXPENSE LIMITATION AGREEMENT

EMPOWER FUNDS, INC.

The initial term ends on April 30, 2018, for all Funds with the exception of the Empower Emerging Markets Equity Fund, Empower Inflation-Protected Securities Fund, Empower Core Strategies: Flexible Bond Fund, Empower Core Strategies: Inflation-Protected Securities Fund, Empower Core Strategies: International Equity Fund and Empower Core Strategies: U.S. Equity Fund.

For the Empower Inflation-Protected Securities Fund the initial term ends on April 30, 2019.

For the Empower Core Strategies: Flexible Bond Fund, Empower Core Strategies: Inflation-Protected Securities Fund, Empower Core Strategies: International Equity Fund and Empower Core Strategies: U.S. Equity Fund the initial term ends on August 28, 2019. Due to a change in fiscal year end effective December 31, 2022, the Empower Core Strategies Funds’ renewal term also changed from August 28 to April 30 beginning April 30, 2023.

For the Empower Emerging Markets Equity Fund the initial term ends on April 30, 2020.

Fund	Expense Limitation Amount
Empower Ariel Mid Cap Value Fund - Institutional Class and Investor Class Shares	0.70% of the average daily net assets
Empower Bond Index Fund - Institutional Class and Investor Class Shares	0.15% of the average daily net assets
Empower Core Bond Fund - Institutional Class and Investor Class Shares	0.35% of the average daily net assets
Empower Core Strategies: Flexible Bond Fund - Institutional Class and Investor Class Shares	0.45% of the average daily net assets
Empower Core Strategies: Inflation-Protected Securities Fund - Institutional Class and Investor Class Shares	0.35% of the average daily net assets
Empower Core Strategies: International Equity Fund - Institutional Class and Investor Class Shares	0.65% of the average daily net assets
Empower Core Strategies: U.S. Equity Fund - Institutional Class and Investor Class Shares	0.55% of the average daily net assets
Empower Emerging Markets Equity Fund - Institutional Class and Investor Class Shares	0.91% of the average daily net assets
Empower Global Bond Fund - Institutional Class and Investor Class Shares	0.65% of the average daily net assets
Empower High Yield Bond Fund - Institutional Class and Investor Class Shares	0.63% of the average daily net assets
Empower Inflation-Protected Securities Fund - Institutional Class and Investor Class Shares	0.35% of the average daily net assets
Empower International Growth Fund - Institutional Class and Investor Class Shares	0.85% of the average daily net assets
Empower International Index Fund - Institutional Class and Investor Class Shares	0.32% of the average daily net assets
Empower International Value Fund - Institutional Class and Investor Class Shares	0.72% of the average daily net assets
Empower Large Cap Growth Fund - Institutional Class and Investor Class Shares	0.63% of the average daily net assets
Empower Mid Cap Value Fund - Institutional Class and Investor Class Shares	0.80% of the average daily net assets
Empower Multi-Sector Bond Fund - Institutional Class and Investor Class Shares	0.55% of the average daily net assets

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Fund	Expense Limitation Amount
Empower Real Estate Index Fund – Institutional Class and Investor Class Shares	0.30% of the average daily net assets
Empower S&P 500® Index Fund - Institutional Class and Investor Class Shares	0.23% of the average daily net assets
Empower S&P Mid Cap 400® Index Fund - Institutional Class, Investor Class and Class L Shares	0.20% of the average daily net assets
Empower S&P Small Cap 600® Index Fund - Institutional Class, Investor Class and Class L Shares	0.21% of the average daily net assets
Empower Short Duration Bond Fund - Institutional Class and Investor Class Shares	0.24% of the average daily net assets*
Empower Small Cap Growth Fund - Institutional Class and Investor Class Shares	0.84% of the average daily net assets
Empower Small Cap Value Fund - Institutional Class and Investor Class Shares	0.74% of the average daily net assets
Empower T. Rowe Price Mid Cap Growth Fund - Institutional Class and Investor Class Shares	0.67% of the average daily net assets
Empower U.S. Government Securities Fund - Institutional Class and Investor Class Shares	0.24% of the average daily net assets*

* For the Empower Short Duration Bond and Empower U.S. Government Securities Funds, ECM has agreed to a 0.01% reduction in the Expense Limitation Amount through April 30, 2026.

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